SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K
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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 21, 2006


                             EARTHSHELL CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                 0-23567                      77-0322379
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


                 1301 YORK ROAD, SUITE 200, BALTIMORE, MD 21093
                    (Address of Principal Executive Offices)

                                  410-847-9420
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

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Item 1.01     Entry into a Material Definitive Agreement.

      On June 21, 2006, EarthShell Corporation (the "Company") entered into a Securities Purchase Agreement (the "SPA") by and among the Company and certain investors named therein (the "Investors") pursuant to which the Company sold an aggregate of 128,205 shares of Series D convertible preferred stock (the "Series D Preferred Stock") for a total purchase price of $500,000. The Series D Preferred Stock, which was sold to the Investors in a private offering, pays a cumulative 20% annual dividend, which shall be paid on conversion or liquidation of the Company. The Series D Preferred Stock is callable in certain circumstances by the Company. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series D Preferred Stock will be entitled to receive, prior and in preference to any distribution of the assets or surplus funds of the Company to the holders of any shares of common stock by reason of the ownership thereof, an amount equal to the Liquidation Value of $3.90 per share and any accrued dividends. Each share of Series D Preferred Stock is convertible into one share of the Company's common stock, par value $0.01 per share, subject to adjustment. In order to (i) effect an amendment of the Company's Certificate of Incorporation or By-Laws (except to increase the number of directors), (ii) issue, or permit any Subsidiaries to issue, any additional shares of capital stock or other equity interests at less than Fair Market Value, or (iii) change the Company's business or business model, the affirmative vote of the holders of at least seventy-five percent (75%) of the then outstanding shares of Series D Preferred Stock must first be obtained.

      In connection with the issuance and sale of the Series D Preferred Stock, the Company granted the Investors immediately exercisable warrants to purchase an aggregate of 555,555 shares of the Company's common stock at an exercise price of $3.90 per share, subject to adjustment (the "Warrants").

      The Investors also have been granted certain registration rights with respect to the shares of common stock underlying the Series D Preferred Stock and the Warrants as set forth in Section 3 of the SPA.

      A copy of the Certificate of Designation fixing and determining the designation, voting power, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the Series D Preferred Stock is filed as Exhibit 4.1 hereto. The foregoing descriptions of the SPA , the Certificate of Designation and the Warrants are only summaries, and are qualified in their entirety by the full text of the documents. The capitalized terms used in the foregoing summary are as defined in the applicable agreement.

Item 3.02    Unregistered Sales Of Equity Securities.

      Series D Preferred Stock. Certain information required to be reported pursuant to this Item 3.02 in connection with the issuance of the Series D Preferred Stock has been provided above pursuant to Item 1.01 and is incorporated herein by reference.

      The offering of Series D Preferred Stock was conducted in reliance upon the exemption from registration provided for by Rule 506 of Regulation D and alternatively Section 4(2) of the Securities Act of 1933, as amended (the "Act"). The Company has taken reasonable and customary steps to assure that each of the Investors is an "accredited investor" as that term is defined in Rule 501 of Regulation D. The Company did not offer or sell any of the securities issued and sold in the private offering by any form of general solicitation or general advertising and affixed a legend on the certificates representing the Series D Preferred Stock and the Warrants, stating that the securities have not been registered under the Act and referring to the restrictions on transferability and sale of such securities.


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      Issuance of Common Stock. On or about June 1, 2006, the Company issued a total of 160,000 shares of common stock to two individuals in connection with the termination of a license agreement, mutual release, and settlement of claims between the parties. This issuance was made in reliance upon the exemption from registration provided for by Rule 506 of Regulation D and alternatively Section 4(2) of the Act. The Company did not offer or sell any of the securities issued by any form of general solicitation or general advertising and affixed a legend on the certificates representing the Series D Preferred Stock and the Warrants, stating that the securities have not been registered under the Act and referring to the restrictions on transferability and sale of such securities.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

      (a)   Not applicable.

      (b)   Not applicable.

      (c)   Exhibits.

      4.1   Certificate of Designation of Series D convertible Preferred Stock


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EARTHSHELL CORPORATION
                                        (Registrant)


Date: June 26, 2006                     By: /s/ D. Scott Houston
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                                        Name: D. Scott Houston
                                        Title: Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit No.          Description
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      4.1     Certificate of Designation of Series D convertible Preferred Stock



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